Exhibit 23.1

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Capital, Inc. of our report dated March 13, 2019 included in the Annual Report on Form 10-K of First Capital, Inc. for the year ended December 31, 2018.

/s/ Monroe Shine & Co., Inc.

New Albany, Indiana
August 27, 2019